THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON PLEDGE, TRANSFERABILITY AND RESALE AND MAY NOT BE PLEDGED, TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED PLEDGE, TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN INDEBTEDNESS OF THE COMPANY AS PROVIDED IN SECTION 6 BELOW.

10% SENIOR SECURED PROMISSORY NOTE

$_______________                                                                                                                                                                                                                                _____________________, 200___

FOR VALUE RECEIVED, Trycera Financial, Inc., a Nevada corporation (the “Company”), promises to pay to _________________________ (the “Holder”), or its registered assigns, the principal sum of $___________, or such lesser amount as shall then equal the outstanding principal amount hereof, together with simple interest from the date of this Note on the unpaid principal balance at a rate equal to ten percent (10%) per annum.  Interest shall be computed on the basis of the actual number of days elapsed and a year of 360 days.  All unpaid principal, together with the balance of unpaid and accrued interest and other amounts payable hereunder shall be due and payable upon closing of the definitive agreement with US Social Scene, Inc. as provided in the letter of intent dated April 1, 2008, or upon a Change of Control, whichever shall earlier occur (the “Maturity Date”).  This Note is one of a series of Notes containing substantially identical terms and conditions (collectively, the “Notes”) issued pursuant to one or more Subscription Agreements among the Company and the purchasers of the Notes (the “Subscription Agreement”).

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions.  As used in this Note, the following capitalized terms have the following meanings:

(a)  “Change of Control” shall means the occurrence of any of the following:  (a) the sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any “person,” as such term is used in Section 13(d)(3) of the Exchange Act; (b) the adoption of a plan relating to the liquidation or dissolution of the Company; (c) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any “person,” as defined above, becomes the beneficial owner (as defined in Section 13(d)(3) of the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company (or any direct or indirect parent thereof), measured by voting power rather than number of shares; or (d) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors (as defined herein).  “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (A) was a member of such Board of Directors on the Original Date of this Note; or (B) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

(b) “Common Stock” shall mean the common stock of the Company, par value $.001 per share.

(c) “Obligations” shall mean all principal and accrued interest due hereunder.

Capitalized terms not otherwise defined herein shall have the meanings given to them in the Subscription Agreement.

2. Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay.  Company shall fail to pay when due any principal payment or interest payment required under the terms of this Note on the date due and such payment shall not have been made within thirty (30) days of Company’s receipt of written notice to Company of such failure to pay.

(b) Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full, or (v) commence, by the filing of a petition for relief, a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it.

(c) Involuntary Bankruptcy or Insolvency Proceedings.  A receiver, trustee, liquidator or custodian of the Company or of all or substantially all of its property shall be appointed, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

3. Rights of Holder Upon Default.  Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the holders of at least a majority of the unpaid principal amount of all Notes (the “Majority Holders”) may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder, with the written consent of the Majority Holders, may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4. Security Interest.  To secure the obligations of the Company under this Note, the Company grants to the Holder, on a pro rata basis with all other holders of the Notes, a security interest in all right, title, and interest of the Company in and to any tangible or intangible assets of the Company, whether now existing or hereafter acquired or created.  The rights and remedies of the Holder with respect to the security interest granted hereunder are in addition to those which are now or hereafter available to the Holder as a matter of law or equity.  Each right, power and remedy of Holder provided for herein, or now or hereafter existing at law or in equity, shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided herein, and the exercise by the Holder of any one or more of such rights, powers or remedies does not preclude the simultaneous or later exercise by the Holder of any other rights, powers or remedies.

5. Prepayment.  This Note may be prepaid in whole or in part at any time by the Company.  Any such prepayment will be applied first to interest accrued on this Note and second, if the amount of prepayment exceeds the amount of such accrued interest, to the payment of principal of this Note.

6. Payment of Interest.  Interest on the Notes shall be paid not later than at the Maturity Date.

7. Negative Covenants.  The Company agrees with Holder that so long as this Note shall remain in effect and until the principal amount and all accrued interest thereon and all fees and all other expenses or amounts payable under this Note have been paid in full, unless Holder shall otherwise consent in writing, the Company shall not, nor will they cause or permit any of their subsidiaries to incur, create, assume, guaranty or permit to exist any indebtedness that ranks senior in priority to, or  pari  passu with, the  obligations under this Note.

8. Successors and Assigns.  The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Majority Holders.  Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Company, the Holder and each transferee of this Note, without the consent of Holder.

10. Transfer of this Note.  This Note may not be transferred in violation of any restrictive legend set forth hereon.  Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Notwithstanding the foregoing, this Note may be transferred by (a) a Holder which is a partnership to a limited or general partner of such partnership and (b) a Holder which is a corporation to a successor entity to such Holder pursuant to a merger, acquisition, reorganization or recapitalization if in each case (i) the transferee agrees in writing to be subject to the terms of this Note; and (ii) the Holder delivers written notice of such transfer to the Company.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

11. Treatment of Note.  To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

12. Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the records maintained by the Company.  Any party hereto may by notice so given change its address for future notice hereunder.  Notice shall conclusively be deemed to have been given when received.

13. Payment.  Payment shall be made in lawful tender of the United States.

14. Expenses; Waivers.  If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

15. Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

16.Arbitration.  Any controversy, dispute or claim arising out of or relating to this Note shall be submitted to binding arbitration administered by JAMS pursuant to its Comprehensive Arbitration Rules & Procedures.  Any such arbitration shall be held in Orange County, California.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

TRYCERA FINANAICL, INC.
A Nevada corporation

By:
    Bryan Kenyon, Principal Executive Officer